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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 (the "Registration Statement") of our report dated April 23, 2010, relating to the financial statements and financial statement schedules of Union Security Life Insurance Company of New York, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP
New York, New York
April 27, 2010